SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Swanson Road, Boxborough, MA		01719
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 263-8000

N/A

(Former name or former address, if changed since last report)

Item	5. Other Events.

Cytyc Corporation issued a press release on June 9, 2004 to announce that it had filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the resale of $250 million aggregate principal amount of its 2.25% Convertible Notes due 2024 and the shares of its common stock issuable upon conversion of such notes. Additional information relating to this matter is contained in the press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

The exhibit filed as part of this Current Report on Form 8-K is listed on the Exhibit Index immediately preceding such exhibit, which Exhibit Index is incorporate herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTYC CORPORATION

Date: June 10, 2004	By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 9, 2004.